Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-223619 on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule dated March 29, 2018 of Phillips Edison & Company, Inc., formerly known as Phillips Edison Grocery Center REIT I, Inc., appearing in the Annual Report on Form 10-K of Phillips Edison & Company, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
May 10, 2018